    As filed with the Securities and Exchange Commission on January 30, 1998

                                                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        AIR PRODUCTS AND CHEMICALS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   23-1274455
                      (I.R.S. Employer Identification No.)

           7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
      (Address of Principal Executive Offices)                 (Zip Code)

         Air Products and Chemicals, Inc. 1997 Long-Term Incentive Plan
                            (Full Title of the Plan)

          James H. Agger, Vice President, General Counsel and Secretary Air Products and Chemicals, Inc., 7201 Hamilton Boulevard, Allentown,
                                 PA 18195-1501
                     (Name and Address of Agent for Service)

                                  610-481-4911
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
      Title of securities to be           Amount to be       Proposed maximum            Proposed maximum       Amount of
      registered                          registered         offering price per share    aggregate offering     registration fee(1)
                                                                                         price
-----------------------------------------------------------------------------------------------------------------------------------
      Common Stock, par value $1
-----------------------------------------------------------------------------------------------------------------------------------
      1998 Fair Market Value Options          1,002,549                 $82.63           $82,840,623.87          $24,437.98
-----------------------------------------------------------------------------------------------------------------------------------


(1) The registration fee with respect to these shares has been computed in accordance with paragraph (h) of Rule 457 based upon the stated exercise price of the Options.

Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the 1997 Long-Term Incentive Plan (the "Plan"). These are securities of the same class as the securities registered on Forms S-8, Registration Statement Nos. 33-57023, 33-65117 and 333-21145 for distribution pursuant to the Plan. Accordingly, the contents of Registration Statement Nos. 33-57023, 33-65117 and 333-21145 are incorporated herein by reference.


                                    EXHIBITS

23.      Consent of Arthur Andersen LLP.

24.      Power of Attorney.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on this 30th day of January, 1998.

                                   AIR PRODUCTS AND CHEMICALS, INC.
                                   (Registrant)


                                   By:    /s/ James H. Agger
                                          --------------------------------------
                                          James H. Agger*
                                          Senior Vice President, General Counsel
                                          and Secretary



--------

* James H. Agger, Senior Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission herewith.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                                     Title                                Date
          ---------                                     -----                                ----
                                            Director, Chairman of the Board
                                            and Chief Executive Officer
           *                                (Principal Executive Officer)               January 30, 1998
   --------------------
      Harold A. Wagner

                                            Senior Vice President - Finance
   /s/ Arnold H. Kaplan                     (Principal Financial Officer)               January 30, 1998
   --------------------
         Arnold H. Kaplan
                                            Vice President and
                                            Corporate Controller
   /s/ Paul E. Huck                         (Principal Accounting Officer)              January 30, 1998
   -------------------
         Paul E. Huck


           *                                Director                                    January 30, 1998
   --------------------
         Tom H. Barrett


           *                                Director                                    January 30, 1998
   --------------------
         L. Paul Bremer III


           *                                Director                                    January 30, 1998
   --------------------
         Robert Cizik


           *                                Director                                    January 30, 1998
   --------------------
         Ruth M. Davis


           *                                Director                                    January 30, 1998
   --------------------
         Edward E. Hagenlocker


           *                                Director                                    January 30, 1998
   --------------------
         James F. Hardymon


           *                                Director                                    January 30, 1998
   --------------------
         Joseph J. Kaminski

             Signature                       Title                          Date
             ---------                       -----                          ----
                 *                          Director                   January 30, 1998
      -----------------------------
         Terry R. Lautenbach


                 *                          Director                   January 30, 1998
      -----------------------------
         Ruud F. M. Lubbers


                                            Director                   January 30, 1998
      -----------------------------
         Takeo Shiina


                 *                          Director                   January 30, 1998
      -----------------------------
         Lawrason D. Thomas

                                  EXHIBIT INDEX



       23.     Consent of Arthur Andersen LLP

       24.     Power of Attorney